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                                                            EXHIBIT 99.CODE ETH

EXHIBIT (a)(1)

THE "CODE"
THE CODE OF ETHICS APPLIES TO THE PRINCIPAL EXECUTIVE, FINANCIAL AND ACCOUNTING OFFICERS OF THE PHOENIX COMPANIES, INC. ("PNX"). IT CONSTITUTES THE MAIN PART OF THE PHOENIX CODE OF CONDUCT, WHICH HAS APPLIED TO ALL EMPLOYEES OF PNX AND ITS SUBSIDIARIES FOR MANY YEARS. WE PLAN TO CONTINUE TO REVISE BOTH CODES FROM TIME TO TIME AS NEEDED TO KEEP THEM VIABLE, RELEVANT AND IN COMPLIANCE WITH ALL APPLICABLE LEGISLATIVE AND REGULATORY REQUIREMENTS.

COMMITMENT TO SHAREHOLDERS
PHOENIX IS COMMITTED TO PROVIDING SHAREHOLDER VALUE. ONE WAY WE DO THIS IS BY OBSERVING THE HIGHEST STANDARDS OF LEGAL AND ETHICAL CONDUCT IN ALL OF OUR BUSINESS DEALINGS.

CONFLICTS OF INTEREST
Phoenix expects every employee, officer and director to maintain the highest moral and ethical standards and to avoid conflicts of interest in conducting business activities. A "conflict of interest" occurs when an individual's private interest interferes, or even appears to interfere, in any way with the interests of the corporation as a whole. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interest also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

Employees requested to serve on the Board of Directors of another company by Phoenix owe a fiduciary duty to Phoenix as well as to the company on whose Board of Directors he or she serves. Where conflicts of interest arise between the interests of Phoenix and the other company, the employee should consult Phoenix's General Counsel for guidance. Moreover, no employee requested to serve on the Board of Directors of another company shall accept fees or other compensation for Board service. In the event the company for which an employee serves as a director requires directors to receive fees, any remuneration received by the employee shall be donated to a charitable organization. The Company will offset any tax consequences incurred by the employee.

All conflicts of interest must be disclosed in writing to the Chief Compliance Officer. Employees, officers and directors are required to file a Conflict of Interest Statement annually. Any conflicts of interest that arise following completion of the Conflict of Interest Statement must be promptly reported to the Chief Compliance Officer in writing.

CORPORATE OPPORTUNITIES

Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Consequently, employees, officers and directors are prohibited from engaging in the following activities:

- Taking for themselves personal opportunities that are discovered through the use of corporate property, information or position;

-    Using Company property, information or position for personal gain; and

-    Competing with the Company.

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INSIDER TRADING AND PERSONAL TRADING

Federal securities laws and Company policy prohibit the purchase or sale of securities while in possession of material non-public information and prohibit passing such information on to others. No employee, officer or director may buy or sell Phoenix securities if he or she has material non-public information. This restriction also applies to an employee's spouse, other adults living in the employee's household, and minor children. Employees and their family members also must avoid passing non-public information on to third parties.

Information is "material" if a reasonable investor would probably consider the information important in deciding whether to buy, hold or sell securities of the company to which the information relates.

Officers are subject to certain restrictions under New York Insurance Law governing ownership of Phoenix stock. Officers and their family members are prohibited from purchasing shares of Phoenix stock for a period of two years from the date of demutualization.

All employees with a title of Vice President or higher, plus certain other employees whose positions place them in regular contact with non-public information, are subject to a further restriction as well. These employees may only buy or sell Phoenix securities during "window" periods.

No employee, officer or director may buy or sell securities of another company with the knowledge that those securities are being considered for purchase or sale by Phoenix, any of its subsidiaries or any advisory accounts. In the case of any company in which Phoenix owns 10 percent or more of the outstanding equity, no employee (or family member) may make any personal investment without prior approval from the Law Department.

Certain employees who are involved with the Company's investment adviser and broker-dealer operations may be required to secure preclearance of and/or report all personal securities transactions. In addition, Phoenix reserves the right to require duplicate confirmations, quarterly transaction reports and prior clearance for any personal securities transactions. If you have any question whether your position requires preclearance or reporting, you should contact the compliance officer for your business area (investment adviser or broker-dealer) or the Corporate Compliance Department.

CONFIDENTIALITY

Employees are required to maintain the confidentiality of information entrusted to them by the Company or its customers. Disclosure of confidential information is restricted to authorized persons or in situations in which disclosure is legally mandated. Confidential information includes all non-public information that may or may not be of use to competitors, or harmful to the Company or its customers if disclosed, including, but not limited to: internal operating procedures; investment strategies; sales data and customer lists; financial plans; projections; and reports. An employee's obligation to protect confidential information continues even after termination of his or her employment.

PROTECTION AND USE OF COMPANY PROPERTY AND ASSETS

Employees are given access to Company property to assist them in effectively carrying out their duties to the Company. Company property should only be used for legitimate purposes. All employees should protect the Company's property and ensure its efficient use. Theft, fraud, carelessness and waste have a direct impact on the Company's profitability.

Examples of Company property include proprietary and non-public information, equipment, facilities, vehicles, funds and other assets. Improper use or abuse of Company property is prohibited. Expenses to be paid for by the Company, via reimbursement or direct payment, are limited to those expenses that are authorized and related to legitimate business activities.

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CORPORATE DISCLOSURES

As a public company, Phoenix is required to publicly disclose certain information on a regular basis. This includes financial information and other material information about The Phoenix Companies, Inc. It is imperative that such information is disseminated in a consistent manner and in accordance with SEC disclosure requirements and Company policy. In order to ensure that information released is accurate and properly disseminated, only certain individuals are authorized to speak on behalf of the Company. Employees are prohibited from speaking with rating agencies, analysts, investors or the press without obtaining prior authorization from the President and Chief Executive Officer. Employees receiving any such inquiries should refer such individuals to the appropriate area for response:

- Press and News Media - All inquiries must be referred to the Senior Vice President, Corporate Communications.

-    Rating Agencies - All inquiries must be referred to the Chief Financial
     Officer.

- Securities Analysts and Investors - All inquiries must be referred to the Vice President, Investor Relations or the Chief Financial Officer.

Employees are prohibited from disclosing any non-public information about the Company's financial performance or commenting on the Company's stock performance.

ACCURACY AND RETENTION OF COMPANY RECORDS

The integrity of Phoenix's records is vital to the Company's continued success. The altering, falsification or misuse of Company documents is strictly prohibited.

Phoenix's business transactions must be accurately recorded on the Company's books and records in accordance with generally accepted accounting principles, any other required accounting basis and established Company policy. Financial information must fairly represent all relevant information.

The retention and destruction of Company records shall be in accordance with established Company policies and applicable legal and regulatory requirements.

COMMITMENT TO CLIENTS
Phoenix upholds its commitment to our clients by conducting our business fairly and honestly, and maintaining the highest ethical standards in all dealings with customers.

SAFEGUARDING CUSTOMER ASSETS

Employees have an obligation to safeguard the assets of our customers at all times, and to protect them from all forms of misuse. Misappropriation of funds can include theft, fraud, embezzlement or unauthorized borrowing. Employees must not, under any circumstances, misappropriate funds, property or other assets, or assist another individual in doing so.

ETHICAL MARKET CONDUCT

The Company expects all who are involved in the sales and marketing of its products and services to abide by the following principles:

-    Conduct business according to high standards of honesty and fairness;

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-    Provide competent and customer-focused sales and service;

-    Engage in active and fair competition;

-    Provide clear, honest and fair advertising and sales materials;

- Handle customer complaints and disputes in an appropriate and timely manner; and

- Monitor sales and service procedures to help ensure compliance with ethical market conduct.

PRIVACY AND CONFIDENTIAL PERSONAL INFORMATION

It is the responsibility of every employee to maintain the privacy of confidential personal information. Confidential personal information includes non-public financial and health information obtained from consumers and customers in connection with providing a financial product or service. Specific examples of confidential personal information include information concerning assets, income, businesses, estates, financial plans and health.

The misuse of confidential personal information could subject Phoenix and its employees to civil liability or criminal penalties. Before releasing confidential information to anyone, employees must make certain that releasing it is permitted under Phoenix's policies or authorized in writing by the person to whom it relates.

CUSTOMER COMPLAINTS

The Company is committed to fairly and expeditiously handling all customer complaints. All complaints must be handled and reported in accordance with established corporate policies as well as procedures established for the applicable business unit or affiliate. Maintaining centralized records serves not only regulatory authorities with oversight of the Companies, but also provides Phoenix and its affiliates with information to consider areas where changes or improvements are needed.

FRAUD

The Company strongly supports all efforts to detect and prevent fraud. It believes that only through aggressive action to combat fraud can the Company continue to meet its fundamental obligations to its stockholders and customers. When there is reason to believe that Phoenix has been the target of fraud or attempted fraud, it will aggressively work with the appropriate law enforcement officials to seek prosecution and conviction of the responsible individual(s). Any employee who is aware of or suspects fraud must report it to the Corporate Audit Department immediately.

INSURANCE ANTI-FRAUD PLAN

In accordance with insurance regulatory requirements, Phoenix has a comprehensive insurance anti-fraud plan that is designed to:

- Prevent insurance fraud, including: internal fraud involving the Company's officers, employees or agents, fraud resulting from misrepresentations on applications for insurance, and claims fraud;

- Report insurance fraud to appropriate law enforcement and regulatory authorities;

-    Encourage cooperation in the prosecution of insurance fraud cases; and

- Aggressively pursue recovery of all sums improperly paid by the Company as a result of fraud.

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COMMITMENT TO CORPORATE CITIZENSHIP
Phoenix is committed to being a responsible corporate citizen, which includes compliance with applicable laws and regulations of the jurisdictions in which we operate as well as engaging in fair competition in the marketplace.

COMPLYING WITH LEGAL AND REGULATORY REQUIREMENTS

The Company expects all employees to conduct business in accordance with all applicable laws and regulations. The laws and regulations related to the financial services industry are complex, thus placing a duty on each employee to take all reasonable steps to ensure his or her actions are in compliance. Compliance with the law does not comprise our entire ethical responsibility. Rather, it is a minimum standard for performance of our duties.

ACCOUNTING, INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS

The Company treats complaints about accounting, internal accounting controls, or auditing matters seriously and expeditiously. Employees will be given the opportunity to submit confidential and anonymous complaints about accounting or auditing matters for review by representatives of Phoenix, and if appropriate, the Audit Committee of the Board of Directors. These complaints will be handled in a manner that protects the confidentiality and anonymity of the employee when so requested by the employee.

No employee will be terminated or otherwise retaliated against for submitting a complaint under this procedure if the employee reasonably believes that the complaint involves a violation of federal securities or anti-fraud laws.

FAIR DEALING

Each employee must deal fairly with the Company's customers, suppliers, competitors and employees. No employee shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or other unfair-dealing practice.

ANTITRUST

Phoenix is committed to preserving a free and competitive marketplace and will not engage in any understandings or agreements with any competitor that could result in a restraint of trade. Employees must avoid engaging in any conduct that violates the antitrust laws, such as agreements with competitors regarding prices, terms of sale, division of markets and allocations of customers. Discussions with competitors related to market share, projected sales for any specific product or service, revenues and expenses, production schedules, unannounced products and services, pricing or marketing strategies are prohibited.

The antitrust laws also apply to informal contacts with competitors, such as trade shows or meetings of professional organizations. Every employee has an obligation to avoid situations that could result in a violation of the antitrust laws. Any questions concerning the legality or appropriateness of specific acts should be directed to the Law Department.

ANTI-MONEY LAUNDERING

It is the responsibility of every employee to protect the Company from exploitation by individuals engaged in money laundering activities. Accordingly, each employee must undertake the following:

- Become familiar with the anti-money laundering laws and their requirements as applied to the Company; and

- Learn and fully comply with the Company's anti-money laundering policies and procedures.

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Failure to comply with applicable laws or the Company's policies may result in significant criminal and civil penalties to the Company as well as those individuals involved. Furthermore, association with any money laundering activity subjects both the Company and its employees to civil and criminal penalties.

LOBBYING AND POLITICAL CONTRIBUTIONS

Lobbying is generally defined as communicating with a public official, or a member of his or her staff, in the legislative or executive branch of government, for the purpose of influencing legislative or administrative action. Lobbying is highly regulated and lobbyists are required to be registered and to report their activities. No employee may engage in lobbying on behalf of Phoenix without prior permission of the Law Department.

The giving of gifts to local public officials and members of their staff, whether in the form of meals, tickets to events or otherwise, is strictly regulated by most states and by the federal government.

Employees must be careful to distinguish between personal and corporate political activities. Unless specifically requested by the Company to communicate on its behalf on a particular issue, you should identify communications with legislators as expressing your own personal beliefs and not those of Phoenix. The use of Phoenix stationery for any personal political communication is prohibited. Any employee wishing to be a candidate for elective office should consult with his or her supervisor and department head in advance.

Questions regarding the Company's position on proposed legislation or regulation should be referred to Government Relations or the Law Department.

FOREIGN CORRUPT PRACTICES ACT

The Foreign Corrupt Practices Act prohibits the payment or authorization of the payment of any money, or the giving of value, directly or indirectly, to a foreign official for the purpose of:

-    Influencing any act or decision of the foreign official; or

- Inducing the foreign official to use his influence to assist in obtaining business for or directing business to any person.

A "foreign official" is any person acting in an official capacity on behalf of a foreign government, agency, department or instrumentality. Also included under the term "foreign official" are foreign political parties, officials of political parties and candidates for foreign political office.

The Foreign Corrupt Practices Act applies to all officers, directors, employees and agents of the Company. Violation of the act can result in both fines and imprisonment.

COPYRIGHTS, TRADEMARKS AND PATENTS

Employees must avoid infringing upon the intellectual property rights of others. Intellectual property includes copyrights, trademarks, service marks, patents and trade secrets. Improper use includes copying, distributing or modifying third party copyrighted materials without permission. Infringement may result in criminal as well as civil liabilities for Phoenix and its employees.

The Company has an agreement with the Copyright Clearance Center that gives a license to Phoenix employees to make photocopies of many publications for business purposes. Contact the Corporate Compliance Department with any questions about the types of copying that are covered by the agreement.

COMMITMENT TO EMPLOYEES

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PHOENIX'S EMPLOYEES ARE OUR MOST IMPORTANT ASSET AND WE ARE COMMITTED TO
FOSTERING A WORK ENVIRONMENT IN WHICH EMPLOYEES HAVE THE OPPORTUNITY TO GROW, CONTRIBUTE AND PARTICIPATE FREE FROM DISCRIMINATION.

EQUAL OPPORTUNITY

Phoenix employs and promotes on the basis of merit and achievement without regard to age, race, gender, color, religion, national origin, ancestry, sexual orientation, marital status, or disability. This policy applies to every phase of the employment process and every aspect of the employment relationship: recruitment, hiring, training, promotions, transfers, terminations, benefits, compensation and participation in Company-sponsored educational, social and recreational programs.

SEXUAL HARASSMENT

Phoenix prohibits sexual harassment in the workplace. Sexual harassment includes unwelcome sexual advances, requests for sexual favors and other verbal, visual or physical conduct when:

- Submission is made either explicitly or implicitly a term or condition of a person's employment;

- Submission to or rejection of inappropriate conduct by an employee is used as the basis for employment decisions affecting the employee; or

- The conduct has the purpose or effect of unreasonably interfering with an individual's work performance or creating an intimidating, hostile or offensive working environment.

Sexual harassment also includes unwelcome sexual flirtations and advances; verbal abuse of a sexual nature; inappropriate touching; graphic or verbal comments about an individual's body; displaying in the workplace a sexually suggestive object or picture; and sexually explicit or offensive jokes.


EMPLOYMENT OF RELATIVES

The employment of relatives of any director or officer, or any employee working in the Human Resources Department, Corporate Audit Department or Corporate Compliance Department is prohibited. If a situation arises in which relatives are employed by the company and one or both of them later become officers or employees in the departments specified so as to be covered by this policy, a request for a waiver to continue employment of both individuals must be submitted to the Senior Vice President, Corporate Services. Under no circumstances will exceptions be granted for officers at the Vice President level and above, or directors.

In addition, related non-officer employees are prohibited from working in the same department, reporting to the same supervisor or reporting to a relative.

This policy applies to directors, officers and employees of all affiliated companies, including situations in which the employees may be employed by separate legal entities. This policy also applies to consultants and service providers.

For the purposes of this policy, a relative is defined as a spouse, child, parent, sibling, step-parent, step-child, step-sibling, grandparent, grandchild, aunt, uncle, nephew, niece, first cousin and in-law.

WORKPLACE SAFETY

Phoenix is committed to maintaining a work environment that is safe and healthy for its employees and others. Questions concerning health and safety matters should be referred to your supervisor or Human Resources

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representative. All job-related injuries or illnesses should be reported immediately to your supervisor or Human Resources representative.

Phoenix also does not tolerate acts of violence or threats of violence against employees or Company property. Possession of firearms or other weapons anywhere on Company property or while conducting Company business is prohibited. Any situation or concern involving violent behavior or the threat of violence should be immediately reported to Security or Human Resources.

DRUGS AND ALCOHOL

The sale, purchase, use, possession or transfer of narcotics or other legally controlled substances by employees while on Company premises or on Company business (other than use of prescription drugs in accordance with a physician's orders) is prohibited. Employees attending functions on behalf of the Company where alcohol is served are expected to use good judgment and avoid consuming excessive amounts of alcoholic beverages.

VIOLENT CRIME CONTROL AND LAW ENFORCEMENT ACT OF 1994

Federal Law prohibits the employment of any person convicted of a felony involving dishonesty or breach of trust by an insurance company without the consent of the appropriate state insurance department. To assist the Company in fulfilling its responsibilities under this law, employees are required to disclose any felony conviction to the Company at the time of application for employment. Any employee who is subsequently convicted of a felony must report this fact to the Company immediately.

EMPLOYEE OWNERSHIP OF PHOENIX STOCK

Employees, officers and directors are subject to various requirements including federal securities laws, and New York Insurance law restrictions governing the ownership of Company stock. Please refer to the Insider Trading and Personal Trading section of this Code for more information.

COMMITMENT TO ETHICS AND COMPLIANCE
A STRONG COMMITMENT TO BUSINESS ETHICS AND COMPLIANCE IS THE FOUNDATION OF A SUCCESSFUL ORGANIZATION. EVERY EMPLOYEE IS EXPECTED TO CARRY OUT THE COMPANY'S BUSINESS ACTIVITIES IN AN ETHICAL MANNER AND CONSISTENT WITH APPLICABLE LAWS, REGULATIONS, POLICIES AND GUIDELINES.

ETHICAL DECISION MAKING

Phoenix's success is dependent on each of us applying the highest ethical standards to whatever we do on behalf of the Company. Consider the following guidelines in making ethical decisions.

-    Is my action consistent with approved Company practices?

-    Is my action consistent with the Company's preeminent values?

-    Does my action give the appearance of impropriety?

- Can I, in good conscience, defend my action to my supervisor, other employees or the general public?

-    Does my action meet my personal code of ethical behavior?

-    Does my action conform to the spirit of these guidelines?

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COMPLIANCE WITH LAWS AND REGULATIONS

Phoenix values its corporate reputation for complying with all applicable laws and regulations in the conduct of its business. Every employee, officer and director shall comply with all applicable laws and regulations while acting on behalf of the Company.

MONITORING CODE COMPLIANCE

The Corporate Compliance and the Corporate Audit Departments are responsible for monitoring the compliance activities of all areas and ensuring that the Code is being followed. Compliance will be monitored by periodic audits where appropriate.

OBTAINING GUIDANCE

In any instance where you are uncertain of your obligations under the Code, you should seek guidance before taking any action. If you have a question concerning the Code or any of the Company's related policies or procedures, you should contact the Corporate Compliance Department or the Law Department.

TOLL-FREE HELP LINE

Phoenix maintains a confidential, 24-hour, toll-free telephone help line for the purpose of requesting assistance or reporting violations.

Assistance is available during regular business hours. If you call outside of regular business hours, leave a confidential message and your call will be returned the following business day. Special security measures have been taken with this help line to ensure confidentiality. If you wish to remain anonymous, you may request a case identification number and refer to that number in subsequent phone calls.

OBLIGATION TO REPORT

Employees are obligated to report suspected violations of the Code to their department head, the Chief Compliance Officer or the Law Department. Failure to do so will result in disciplinary action, including potential termination of employment.

WHISTLEBLOWER PROTECTION

No retaliation or retribution of any kind will be taken against an employee who reports a suspected violation of the Code in good faith.

INVESTIGATION

All allegations of suspected violations will be promptly investigated and appropriate action will be taken. Investigations will be conducted in an objective, professional manner. The specifics of an investigation, including the identity of the individual reporting the information, will be kept confidential except as such disclosure is necessary to fully investigate the allegations, facilitate resolution and/or report the results to appropriate authorities.

DISCLOSURE TO GOVERNMENT AUTHORITIES

Certain actions and omissions prohibited by the Code may also violate criminal laws and may subject violators to criminal prosecution. The Law Department will review the results of investigations that indicate potential violations of criminal law and recommend to the appropriate senior officers whether disclosure to appropriate enforcement authorities is warranted.

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DISCIPLINARY ACTION FOR VIOLATIONS

Failure to adhere to the Code as well as other Company policies and applicable laws may result in disciplinary action up to and including termination of employment. Situations in which disciplinary action may be appropriate include:

- Authorization of or participation in activities that violate the law, the Code or other Company policies;

- Retaliation, direct or indirect, or encouragement of others to retaliate against an employee who reports a suspected violation;

- Failure to cooperate with an investigation of suspected violations, including interfering with or obstructing an investigation; and

-    Failure to report a violation of the law, the Code or other Company policies.
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                                                                EXHIBIT 99.CERT

EXHIBIT (a)(2)

                                 CERTIFICATIONS

I, Allan M. Rudnick, certify that:

1.   I have reviewed this report on Form N-CSR of Phoenix-Kayne Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) [Omitted]

     (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

     (d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 4, 2004                           /s/ ALLAN M. RUDNICK
      ---------------                         --------------------
                                              Allan M. Rudnick
                                              President

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                                 CERTIFICATIONS

I, Ralph Walter, certify that:

1.   I have reviewed this report on Form N-CSR of Phoenix-Kayne Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) [Omitted]

     (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

     (d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 4, 2004                           /s/ RALPH WALTER
      ---------------                         ----------------
                                              Ralph Walter
                                              Treasurer